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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) December 17, 2004

                               S&C Holdco 3, Inc.
             (Exact Name of Registrant As Specified In Its Charter)



        DELAWARE               333-100717             81-0557245
(State of incorporation)       (Commission           (IRS Employer
                              File Number)        Identification No.)


1770 PROMONTORY CIRCLE, GREELEY, CO                80634
  (Address of Principal Executive               (Zip Code)
             Offices)

        Registrant's telephone number, including area code (970) 506-8000

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 23, 2004, Swift Foods Company ("Swift Foods"), a a parent company of S&C Holdco 3, Inc.,(the "Registrant") entered into an indemnification agreement (the "Indemnification Agreement") with Kate Lavelle, who was recently appointed to the board of directors of Swift Foods and Swift & Company, a wholly-owned subsidiary of the Registrant. Pursuant to the Indemnification Agreement, Swift Foods will, to the extent permitted by applicable law, indemnify Ms. Lavelle against all expenses, judgements, fines, penalties and similar amounts incurred in connection with the defense or settlement of any actions brought against Ms. Lavelle by reason of the fact that she was a director of or assumed certain responsibilities at the direction of Swift Foods. The Indemnification Agreement is substantially similar to Swift Foods' indemnification agreements with its directors and other officers.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  10.28 Indemnification Agreement dated December 23, 2004 between Swift Foods Company and Kate Lavelle.






                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2004                        S&C Holdco 3, Inc.

                                               By: /s/ Danny C. Herron
                                               ---------------------------------
                                               Chief Financial Officer,
                                               Executive Vice President-
                                               Finance & Controls